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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 29, 2002


                           MONTPELIER RE HOLDINGS LTD.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          BERMUDA                        001-31468             NOT APPLICABLE

(STATE OR OTHER JURISDICTION      (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
     OF INCORPORATION OR                                     IDENTIFICATION NO.)
       ORGANIZATION)

                                MINTFLOWER PLACE
                               8 PAR-LA-VILLE ROAD
                                 HAMILTON HM 08
                                     BERMUDA

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (441) 296-5550


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ITEM 5. OTHER EVENTS.

RECENT DEVELOPMENT

On Friday November 29th 2002, pursuant to the subscription and shareholders agreement previously signed by the Company on May 28th, 2002, the Company's wholly owned Bermuda operating subsidiary, Montpelier Reinsurance Ltd., closed the second tranche of its total investment of approximately $60.8m in Aspen Reinsurance Holdings Limited ("Aspen") (formerly Exali Reinsurance Holdings Limited). Aspen is the Bermuda-based holding company of Wellington Reinsurance Limited, the London-based reinsurance company owned by an investor group led by The Blackstone Group and Candover Partners, which also includes affiliates of Credit Suisse First Boston Private Equity, Inc., Montpelier Reinsurance Ltd., 3i Group plc, Phoenix Equity Partners, Olympus Partners, Lexicon Partners, and Wellington Underwriting plc, and members of the management of Wellington Re.

Under the subscription and shareholders agreement Wellington Underwriting plc had the right, on or before November 29th, to acquire up to 950,000 shares in Aspen. At the option of the investor group, any investment by Wellington Underwriting plc could either increase Aspen's capitalization beyond its planned 448m pounds sterling ($690m) or reduce the investor group's second funding commitment of approximately 200m pounds sterling ($308m) due on November 29th 2002. In light of the continuing strong conditions in the worldwide reinsurance market the investor group elected to treat Wellington Underwriting plc's 100% exercise of its right to acquire shares in Aspen as a subscription for new
Aspen ordinary shares rather than a reduction of the second funding commitment of the investor group. As a result Aspen is now capitalized at approximately $875m, and Montpelier Reinsurance Ltd. holds approximately 7% of Aspen on an undiluted basis and approximately 6% on a fully diluted basis after closing.

Aspen has established a Bermudian operating company, Aspen Insurance Limited, which will be capitalized at $200m and is expected to provide additional capacity to Wellington Reinsurance Limited by way of a 20% quota share. Anthony Taylor, Deputy Chairman, Director, President and Chief Executive Officer of the Company and a director of Aspen, also will be appointed a director of Aspen Insurance Limited.

{Note - GBP1 = $1.54)


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Montpelier Re Holdings Ltd.
                                           -------------------------------------
                                                       (Registrant)

December 2, 2002                           By:/s/  Neil McConachie
----------------                           Name: Neil McConachie
         Date                              Title:  Financial Controller
                                           -------------------------------------
                                           (chief accounting officer)